Exhibit 99.1

CO# 10635 & 10636 BGC GROUP INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ENROLLMENT APPLICATION Please enroll this account as follows: Check one box only (X). If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed. FULL DIVIDEND REINVESTMENT Reinvest all dividends for this account. PARTIAL DIVIDEND REINVESTMENT Reinvest dividends on shares held by me in certificate form and on all shares held by you as Agent and pay dividends in cash on all remaining shares held by me in certificate form. You must reinvest at least 10% of your dividend distribution each dividend period. CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT) All dividends will be paid in cash. I (We) hereby appoint Equiniti Trust Company, LLC as my (our) Agent under the terms and conditions of the BGC Group Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan’), as described in the BGC Group Inc. Prospectus relating to the Plan, to receive cash dividends and if I (we) have specified dividend reinvestment above, to apply the cash dividend to the purchase of shares of BGC Group Inc. Class A Common Stock as indicated above. NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT. ACCOUNT INFORMATION 1. SINGLE/JOINT: Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. The Social Security Number of the first-named tenant is required. 2. CUSTODIAL: A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift to Minors Act in the minor’s state of residence. The minor’s Social Security Number is required. 3. TRUST: Account is established in accordance with the provisions of a trust agreement. This form, when completed and signed, should be mailed with your check in the blue envelope provided. Please affix postage to ensure proper processing. If you do not have the envelope, mail your check and the form to: BGC Group Inc. C/O Equiniti Trust Company, LLC P.O. Box 922, Wall Street Station, New York, New York 10269-0560 Attn: Plan Administration Department If your name is preprinted above, it is for mailing purposes only. Please complete one of the boxes below for the exact account registration. ACCOUNT LEGAL REGISTRATION (CHOOSE ONE): SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER I hereby warrant, under penalty of perjury, that the number provided above is correct. SINGLE/JOINT ACCOUNT CUSTODIAL ACCOUNT TRUST ACCOUNT Name Custodian’s Name Trustee Name Joint Owner (if any) Minor’s Name Trust Name or Beneficiary Joint Owner (if any) Minor’s State of Residence Date of Trust ACCOUNT ADDRESS STREET CITY STATE ZIP CODE SIGNATURE(s) All Joint Owners Must Sign CASH PURCHASE IS $100.00 FOR STOCKHOLDERS OF RECORD AND CURRENT PLAN PARTICIPANTS. ATTACHED IS A CHECK FOR $ MAXIMUM CASH PURCHASE IS $10,000 PER MONTH Jun. 6-28-2023

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize Equiniti Trust Company, LLC to make monthly automatic transfers of funds from my (our) checking or savings account in the amount stated below. This monthly deduction will be used to purchase shares of BGC Group Inc. Common Stock for my (our) BGC Group Inc. Plan account.

Signature(s) ______________________________

____

Date ____________ Daytime Phone Number ____________

1. Indicate the Type of Account: Checking or Savings.
2. Print the complete Bank Account Number.
3. Print the name on Bank Account as it appears on your bank statement.
4. Print the complete name of your Financial Institution, including the branch name and address.
5. Print the ABA Number (Bank Number) from your check or savings deposit slip. See the sample below for the location of the ABA Number.
6. Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. The minimum is $100.00 per month and the maximum is $10,000 per month from your checking or savings account to purchase BGC Group Inc. Common Stock.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All Items

1. Type of Account ☐ Checking ☐ Savings

2. ______________________________
Bank Account Number

3. ______________________________
Name on Bank Account

4. ______________________________
Financial Institution

____
Branch Name

____
Branch Street Address

____
Branch City, State and Zip Code

5. ______________________________
ABA Number

6. $ ______________________________
Amount of Automatic Deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK PRIOR TO SUBMITTING THIS APPLICATION.



Name on Bank Account
JOHN A. DOE
MARY B. DOE
123 YOUR STREET
ANYWHERE, U.S.A. 12345
20
63-858
670
PAY TO THE ORDER OF
$
DOLLARS
Financial Institution and Branch information
First National Bank
of Anywhere
123 Main Street
Anywhere, U.S.A. 12345
FOR
SAMPLE (NON-NEGOTIABLE)
ABA Number
Bank Account Number

BGC GROUP INC.
Enroll. Jun. 6-28-23